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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2004 relating to the financial statements and financial statement schedule, which appears in Strayer Education, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
McLean, Virginia
February 25, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS